Exhibit 10.1
[NEO FORM]
REPUBLIC SERVICES, INC.
EMPLOYEE RESTRICTED STOCK UNIT AGREEMENT
     THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), dated as of the [  ] day of [  ], between Republic Services, Inc., a Delaware corporation (“the Company”) and [  ] (the “Recipient”), is made pursuant and subject to the provisions of the Company’s 2007 Stock Incentive Plan, as previously amended and any future amendments thereto (the “Plan”). The Plan, as it may be amended from time to time, is incorporated herein by reference.
     1. Definitions. All capitalized terms used herein but not expressly defined shall have the meaning ascribed to them in the Plan, a copy of which is being provided in an email and is incorporated herein by reference. All references to the Company herein shall also be deemed to include references to any and all entities directly or indirectly controlled by the Company and which are consolidated with the Company for financial accounting purposes.
     2. Award of Restricted Stock Units. Subject to the terms and conditions of the Plan and to the terms and conditions herein set forth in this Agreement, the Company on this date awards to the Recipient [  ] Restricted Stock Units (referred to as the “Restricted Stock Units”).
     3. Vesting.
          (a) Vesting Schedule. The Restricted Stock Unit Award shall vest and become nonforfeitable on the dates (each a “Vesting Date”) and in the percentages set forth in accordance with the following schedule, provided that the Recipient’s continuous service with the Company continues until the applicable Vesting Date:

Vesting Date	Vesting Percentage
[ ] [ ] [ ] [ ]	25% 25% 25% 25%
     Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the applicable Vesting Date.

          (b) Acceleration of Vesting on Account of Death, Disability, Retirement, Termination of Employment, or for Other Reasons.
               (i) Death or Disability. The Restricted Stock Units not yet vested and that have not previously been forfeited shall become 100% vested and transferable in the event that the Recipient’s continuous service with the Company terminates by reason of the Recipient’s death or Disability.
               (ii) Retirement. The Restricted Stock Units not yet vested and that have not previously been forfeited shall become 100% vested and transferable in the event that (1) the Recipient’s continuous service with the Company terminates by reason of the Recipient’s retirement and, (2) at the time of such retirement:
                    (A) the Recipient is at least fifty-five (55) years old and has completed six (6) years of continuous service with the Company or is at least sixty (60) years old (without regard to years of service), and in either case has provided the Company not less than twelve (12) months prior written notice of Recipient’s intent to retire; or
                    (B) the Recipient is at least sixty (60) years old and has completed fifteen (15) years of continuous service with the Company or is sixty-five (65) years old and has completed five (5) years of continuous service with the Company and in either case has provided the Company with not less than thirty (30) days prior written notice of Recipient’s intent to retire; and
                    (C) in the case of both (A) and (B), the Company does not provide the Recipient with written notice on or before the anticipated retirement date that the Company intends or has grounds to terminate the Recipient’s continuous service for Cause.
     For purposes of determining years of continuous service, service shall include service with any entity whose financial statements are required to be consolidated with the financial statements of Republic, including service with any such entity prior to the date on which the entity’s financial statements were required to be so consolidated.
               (iii) Employment Agreement. The Restricted Stock Units not yet vested and that have not previously been forfeited shall become partially or fully vested and transferrable at such times and in such amounts as may be required pursuant to any employment or consulting agreement between the Recipient and the Company, with respect to any restricted stock.
     4. Terms and Conditions. This award of Restricted Stock Units is subject to the following terms and conditions:

          (a) Payment for Restricted Stock Units; Forfeiture of Unvested Units; Deferral of Restricted Stock Units.
               (i) Except as otherwise provided in paragraph (ii) of this Section 4(a), Section 4(d) or Section 14 hereof, the Recipient shall be entitled to receive one share of Common Stock for each Restricted Stock Unit contained in the portion of the Restricted Stock Units awarded hereunder that becomes vested pursuant to Section 3 hereof, free and clear of the restrictions set forth in this Agreement, except for any restrictions necessary to comply with federal and state securities laws. Certificates representing such shares shall be delivered to the Recipient within sixty (60) days following the date on which the portion of the Restricted Stock Units to which the distribution relates becomes vested. Any Restricted Stock Units that are not vested as of the Recipient’s separation from service, within the meaning of Section 409A of the Code and applicable Treasury Regulations (the “Separation from Service”), and that will not become vested pursuant to Section 3(b) hereof, shall automatically and immediately be forfeited on the date of the Recipient’s Separation from Service.
               (ii) The Recipient may elect to defer the Restricted Stock Units pursuant to the Republic Services, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”), and if the Recipient properly and timely does so, the Restricted Stock Units shall be automatically converted into a corresponding number of units under the Republic Services Stock Unit Fund (the “Units”), and shall be credited to the Participant’s Account Balance (as defined in the Deferred Compensation Plan) in accordance with Section 3.10(c) of the Deferred Compensation Plan in the same manner as is applicable to election not to receive restricted stock. The Units shall remain subject to the vesting and forfeiture provisions set forth in Sections 3 and 4(h) of this Agreement. The Units shall be payable in actual shares of Common Stock at the times provided for under the Deferred Compensation Plan.
          (b) Hypothetical Nature of Restricted Stock Units. The Restricted Stock Units awarded herein do not represent an equity security of the Company and do not carry any voting or dividend rights, except the right to receive Dividend Equivalents in accordance with Section 4(c) hereof.
          (c) Dividend Equivalents. Recipient shall receive Dividend Equivalents in the form of additional Restricted Stock Units or fractional Restricted Stock Units each time a dividend or other distribution is paid on the Company’s Common Stock. The number of Restricted Stock Units awarded for a cash dividend or non-cash dividend other than a stock dividend shall be determined by (i) multiplying the number of Restricted Stock Units held by the Recipient pursuant to this Agreement as of the dividend payment date by the amount of the dividend per share of Common Stock and (ii) dividing the product so determined by the Fair

Market Value of the Common Stock on the dividend payment date. The number of Restricted Stock Units awarded for a stock dividend shall be determined by multiplying the number of Restricted Stock Units held by the Recipient pursuant to this Agreement as of the dividend payment date by the number of additional shares of Common Stock actually paid as a dividend per share of Common Stock. Any additional Restricted Stock Units awarded pursuant to this Section 4(c) shall be awarded effective the day following the date the dividend was paid, and shall have the same status, and shall be subject to the same terms and conditions (including without limitation the vesting and forfeiture provisions), under this Agreement as the Restricted Stock Units to which they relate, and shall be distributed on the same payment date referred to in Section 4(a) herein as the Restricted Stock Units to which they relate.
          (d) Unforeseeable Financial Emergency. If the Recipient experiences an Unforeseeable Financial Emergency, the Recipient may petition the Committee to receive the payment of shares of Common Stock for all or part of his Restricted Stock Units prior to termination of his service with the Company. If the Committee, in its sole discretion, grants the Recipient’s petition, then the Recipient shall only receive shares of Common Stock as necessary to satisfy the Unforeseeable Financial Emergency to the extent deemed necessary by the Committee. “Unforeseeable Financial Emergency” shall mean a severe financial hardship to the Recipient resulting from (i) an illness or accident of the Recipient, the Recipient’s spouse, or the Recipient’s dependent (as defined in Section 152 of the Code, without regard to Section 152(b)(1), (b)(2), or (d)(1)(B) of the Code), (ii) a loss of the Recipient’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance), or (iii) similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Recipient, all as determined in the sole discretion of the Committee.
          (e) Tax Withholding.
               (i) The Recipient shall pay to the Company, or make arrangements satisfactory to the Committee for payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the grant of Restricted Stock Units (including without limitation the vesting thereof) and any Dividend Equivalents or other distributions made by the Company to the Recipient with respect to the Restricted Stock Units as and when the Company determines those amounts to be due, and the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Recipient any federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Stock Units or any Dividend Equivalents or other distributions made by the Company to the Recipient with respect to any Restricted Stock Units.
               (ii) The Recipient may elect, by notice to the Committee, to satisfy his or her minimum withholding tax obligation with respect to the granting or vesting of the Restricted Stock Units by the Company’s withholding a portion of the shares of Common

Stock otherwise deliverable to the Recipient, such shares being valued at their fair market value as of the date on which the taxable event that gives rise to the withholding requirement occurs, or by the Recipient’s delivery to the Company of a portion of the shares previously delivered by the Company, such shares being valued at their fair market value as of the date of delivery of such shares by the Recipient to the Company.
          (f) No Right to Continued Employment or Service. This Agreement does not confer upon the Recipient any right with respect to continuance of employment or service by the Company, nor shall it interfere in any way with the right of the Company to terminate the Recipient’s employment at any time.
          (g) Transferability of Awards.
               (i) Restrictions on Transfer. Except as otherwise provided in Section 4(g)(ii), no Restricted Stock Units shall be transferable or assignable by the Recipient, other than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order.
               (ii) Permitted Transfers. The Recipient may transfer the Restricted Stock Units (or a portion thereof) for no value to (1) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, (2) any person sharing the Recipient’s household (other than a tenant or employee), (3) a trust in which the persons described in (1) and/or (2) have more than 50% of the beneficial interest, (4) a foundation in which the Recipient and/or the persons described in (1) and/or (2) control the management of assets, or (5) any other entity in which the Recipient and/or the persons described in (1) and/or (2) own more than 50% of the voting interests.
               (iii) Notice. No transfer by will or the laws of descent and distribution, or transfers permitted under Section 4(g)(ii), of any Restricted Stock Units, shall be effective to bind the Company unless the Committee shall have been furnished with (1) the Notice of Restricted Stock Unit Transfer attached hereto as Exhibit A executed and dated by the Recipient and with a copy of the will, assignment or transfer document and/or such evidence as the Committee may deem necessary to establish the validity of the transfer, and (2) the Statement of Acknowledgement attached hereto as Exhibit B executed and dated by the transferee which states that the transferee will comply with all the terms and conditions of the Plan and the Agreement relating to the Restricted Stock Units that are or would have been applicable to the Recipient.
          (h) Forfeiture by Reason of Detrimental Activity. The Restricted Stock Units shall be subject to Section 15(n) of the Plan. Notwithstanding any other provision of this Agreement to the contrary, if the Recipient engages in any Detrimental Activity at any time prior to or during the one year period after the latest date on which any portion of the Restricted Stock Units become vested, the Company shall, upon the recommendation of the Committee in its sole and absolute discretion, be entitled to (i) immediately terminate and cancel any portion of the Restricted Stock Units that have not previously been settled with shares of Common Stock, and/or (ii) require within two (2) years after the last date on which any portion of the Restricted Stock Units are settled but prior to a Change in Control that the Recipient (1) return to the Company any shares of Common Stock that were distributed to the Recipient in settlement of the Restricted Stock Units, or if such shares of Common Stock are not still owned by the Recipient, that the Recipient pay to the Company an amount equal to the fair market value of such shares of Common Stock on the date they were issued, and (2) return to the Company any cash or other property (other than Common Stock) received by the Recipient from the Company pursuant to this Agreement. The provisions of this Section 4(h) and Section 15(n) of the Plan shall be applicable to any distributions under the Deferred Compensation Plan relating to the Restricted Stock Units that were deferred pursuant to Section 4(a)(ii) hereof.
          (i) Right to Set Off. By accepting this Agreement, the Recipient consents to a deduction from any amounts the Company owes the Recipient from time to time (including amounts owed to the Recipient as wages or other compensation, for any benefits, or vacation pay, as well as any other amounts owed to the Recipient by the Company), up to the dollar amount the Recipient owes the Company under Section 4(h) hereof. Whether or not the Company elects to make any set off in whole or in part, if the Company does not recover by means of set off the full amount the Recipient owes the Company calculated as set forth in Section 4(h) hereof, the Recipient agrees to pay immediately the unpaid balance to the Company.
          (j) Board of Director Discretion. The Recipient may be released from his or her obligations under Sections 4(h) and 4(i) hereof only if the Board, or a duly authorized committee thereof, determines, in its sole and absolute discretion, that such action is not adverse to the interests of the Company.
     5. Change of Control or Capital Structure.
          (a) Change in Capital Structure. Subject to any required action by the shareholders of the Company, the number of Restricted Stock Units covered by this award shall be proportionately adjusted and the terms of the restrictions on such Restricted Stock Units shall be adjusted as the Committee shall determine to be equitably required for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from any stock dividend (but only on the Common Stock), stock split, subdivision, combination, reclassification, recapitalization or general issuance to the holders of Common Stock of rights to purchase Common Stock at substantially below fair market value or any change in the number of such shares outstanding effected without receipt of cash or property or labor or services by the Company or for any spin-off, spin-out, split-up, split-off or other distribution of assets to shareholders.
          (b) Change in Control. The award of Restricted Stock Units shall not become immediately vested in the event that a Change in Control occurs, except to the extent required in any employment agreement or consulting agreement between the Company and the Recipient. In the event of a change in the Common Stock as presently constituted, which is limited to a change in all of its authorized shares without par value into the same number of shares with par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.
          (c) Other Adjustments. The award of Restricted Stock Units pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.
     6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws. The parties agree that any action, suit or proceeding arising out of or related to this Agreement or the relationship of the Recipient and the Company, shall be instituted only in the state or federal courts located in Maricopa County in the State of Arizona, and each party waives any objection which such party may now or hereafter have to such venue or jurisdictional court in any action, suit, or proceeding. Any and all services of process and any other notice in any such action, suit or proceeding shall be effective against any party if given by mail (registered or certified where possible, return receipt requested), postage prepaid, mailed to such party at the address set forth herein.
     7. Severability. The invalidity or enforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. In the event that a court of competent jurisdiction should determine that any time period provided for in Section 4(h) is unenforceable, then such period shall be reduced to the longest period of time which such court shall deem enforceable, taking into consideration the purpose and intent of the Plan to serve the interests of the Company and its shareholders.
     8. Notices. All notices or other communications with respect to the Restricted Stock Units shall be deemed given and delivered in person or by facsimile transmission, telefaxed, or mailed by registered or certified mail (return receipt requested, postage prepaid) to the Company’s Stock Option Administrator at the following address (or such other address, as shall be specified by like notice of a change of address) and shall be effective upon receipt:

Stock Option Administrator
Republic Services, Inc.
18500 N. Allied Way
Phoenix, AZ 85054
     9. Waiver. The failure of any party at any time to require strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to require strict performance of the same condition, promise, agreement or understanding at a subsequent time.
     10. Interpretation/Provisions of Plan Control. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern. The Recipient hereby accepts as final, conclusive and binding, any decisions by the Committee with respect to the interpretation or administration of the Plan and this Agreement.
     11. Recipient Bound by Plan. The Recipient hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms, conditions and provisions thereof.
     12. Binding Effect. Subject to the limitations stated herein and in the Plan, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and the Recipient’s heirs, legatees, distributees and personal representatives.
     13. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The facsimile or email transmission of a signed signature page, by any party to the other(s), shall constitute valid execution and acceptance of this Agreement by the signing/transmitting party.
     14. Section 409A.
          (a) General. It is the intention of both the Company and the Recipient that the benefits and rights to which the Recipient could be entitled pursuant to this Agreement comply with Section 409A of the Code and the Treasury Regulations and other guidance promulgated or issued thereunder (“Section 409A”), to the extent that the requirements of Section 409A are applicable thereto, and the provisions of this Agreement shall be construed in a manner consistent with that intention. If the Recipient or the Company believes, at any time, that any such benefit or right that is subject to Section 409A does not so comply, it shall promptly advise the other and shall negotiate reasonably and in good faith to amend the terms of such benefits and rights such that they comply with Section 409A (with the most limited possible economic effect on the Recipient and on the Company).

          (b) No Representations as to Section 409A Compliance. Notwithstanding the foregoing, the Company does not make any representation to the Recipient that the Restricted Stock Units awarded pursuant to this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Recipient or any Beneficiary for any tax, additional tax, interest or penalties that the Recipient or any Beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto is deemed to violate any of the requirements of Section 409A.
          (c) Separation from Service. If and to the extent permitted by Treasury Regulations Section 1.409A-1(h)(5) or other applicable law, if the Recipient provides services both as an employee of the Company and as a member of the Board, the services provided as a member of the Board shall not be taken into account in determining whether the Recipient has incurred a Separation from Service for purposes of Section 4(a) hereof.
          (d) 6 Month Delay for Specified Employees.
               (i) If the Recipient is a “Specified Employee”, then no payment or benefit that is payable on account of the Recipient’s “Separation from Service”, shall be made before the date that is six months after the Recipient’s “Separation from Service” (or, if earlier, the date of the Recipient’s death) if and to the extent that such payment or benefit constitutes deferred compensation (or may be nonqualified deferred compensation) under Section 409A and such deferral is required to comply with the requirements of Section 409A. Any payment or benefit delayed by reason of the prior sentence shall be paid out or provided in a single lump sum at the end of such required delay period in order to catch up to the original payment schedule.
               (ii) For purposes of this provision, the Recipient shall be considered to be a “specified employee” if, at the time of his or her separation from service, the Recipient is a “key employee”, within the meaning of Section 416(i) of the Code, of the Company (or any person or entity with whom the Company would be considered a single employer under Section 414(b) or Section 414(c) of the Code) any stock in which is publicly traded on an established securities market or otherwise.
          (e) No Acceleration of Payments. Neither the Company nor the Recipient, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Agreement, and no amount that is subject to Section 409A shall be paid prior to the earliest date on which it may be paid without violating Section 409A.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Recipient has affixed his or her signature hereto.

REPUBLIC SERVICES, INC.
By:	James E. O’Connor
Chairman of the Board and Chief Executive Officer
RECIPIENT

EXHIBIT A
NOTICE OF RESTRICTED STOCK UNIT TRANSFER
     Republic Services, Inc., a Delaware corporation (the “Company”) and the undersigned person (the “Recipient”) entered into an Employee Restricted Stock Unit Agreement (the “Agreement”), effective                 and made pursuant and subject to the provisions of the Company’s 2007 Stock Incentive Plan, as it may be amended from time to time (the “Plan”).
     Pursuant to Section 15(g) of the Plan and Section 4(g) of the Agreement, the Recipient (or the Recipient’s estate) transferred for no value Restricted Stock Units granted under the Agreement, as stated below, to the person or entity described below (the “Transferee”).
     Number of Restricted Stock Units transferred:
     Date of transfer:
     The Transferee is a permitted transferee under Section 15(g) of the Plan and Section 4(g) of the Agreement for the following reason:
     ☐ Transfer by will or the laws of descent and distribution.
     ☐ Transfer pursuant to a Qualified Domestic Relations Order.
     ☐ Transfer to one of the following family members listed in Section 4(g)(ii) of the Agreement: a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships.
     ☐ Transfer to a member of the Recipient’s household (other than a tenant or an employee).
     ☐ Transfer to a trust in which the Recipient, a member of the Recipient’s family, or a member of the Recipient’s household has more than a 50% beneficial interest.

     ☐ Transfer to a foundation in which the Recipient, a member of the Recipient’s family, or a member of the Recipient’s household controls the management of the foundation’s assets.
     ☐ Transfer to an entity in which the Recipient, a member of the Recipient’s family, or a member of the Recipient’s household owns more than 50% of the voting interest.
     If the Transferee is a natural person, the nature of the relationship between the Recipient and the Transferee is as follows:

     If the Transferee is something other than a natural person, details regarding the Recipient’s (or a family member’s or a household member’s) beneficial interest, control or voting interest in the Transferee is as follows:

     The Recipient acknowledges that at the time the Award is settled, the Recipient will be taxed at ordinary income rates on the excess, if any, of the fair market value of the cash or stock when received in settlement of the transferred Restricted Stock Units.
     This Notice is being furnished to the Company along with a copy of the will, assignment or transfer document and/or such evidence as the Committee may deem necessary to establish the validity of the transfer. An agreement signed by the Transferee acknowledging that all rights and obligations with respect to the transferred Restricted Stock Units shall be governed by the terms and conditions set forth in the Agreement and Plan is also being furnished to the Company.
     The aforementioned documents are being delivered to the Company in satisfaction of the Recipient’s obligations under Section 4(g)(iii) of the Agreement, to Stock Option Administrator at the following address:
   Stock Option Administrator
   Republic Services, Inc.
   18500 North Allied Way
   Phoenix, Arizona 85054

RECIPIENT

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EXHIBIT B
STATEMENT OF ACKNOWLEDGEMENT
     On [  ], [  ] (the “Transferor”) entered into an Employee Restricted Stock Unit Agreement (the “Agreement”) with Republic Services, Inc. (the “Company”), pursuant and subject to the provisions of the Company’s 2007 Stock Incentive Plan, as it may be amended from time to time (the “Plan”). Pursuant to Section 15(g) of the Plan and Section 4(g) of the Agreement, on [      ] the Transferor (or the Transferor’s estate) transferred for no value [  ] Restricted Stock Units granted under the Agreement to [  ] (the “Transferee”).
     The Transferee hereby acknowledges and agrees that the Transferee is a permitted transferee under to Section 15(g) of the Plan and Section 4(g) of the Agreement. The Transferee further acknowledges and agrees that the Transferee’s rights and obligations with respect to the transferred Restricted Stock Units shall be governed by the terms and conditions set forth in the Agreement and the Plan, as they are or would have been applicable to the Transferor, and that the Transferee will comply with such terms and conditions, including, without limitation, those provisions relating to the dates on which the Restricted Stock Units will vest, and those relating to the forfeiture and repayment of benefits in the event that the Transferor engages in any Detrimental Activity, as defined in the Plan.
TRANSFEREE

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Date: [                     ]